UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2006

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois 60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) On March 31, 2006, the Audit Committee of the Board of Directors of Northern States Financial Corporation (the “Company”) dismissed Crowe Chizek and Company LLC (“Crowe Chizek”) as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company. The dismissal will be effective for the fiscal year which commenced January 1, 2006.

Crowe Chizek’s audit reports on the Company’s consolidated financial statements as of December 31, 2005 and 2004 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two most recent fiscal years ended December 31, 2005 and 2004 through the date hereof, there were no disagreements between the Company and Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe Chizek’s satisfaction, would have caused Crowe Chizek to make reference to the matter in its reports. During the two most recent fiscal years and through the date hereof, there have been no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has provided Crowe Chizek with a copy of the disclosures in this Form 8-K and has asked Crowe Chizek to provide it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether Crowe Chizek agrees with the Company’s statements and, if not, stating the respects in which it does not agree. As soon as the Company receives this letter from Crowe Chizek, it will amend this Current Report on Form 8-K to include a copy of the letter as an exhibit to the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: April 6, 2006	By:	/s/ Thomas M. Nemeth
Thomas M. Nemeth
Vice President and Treasurer